Exhibit 10.16

No.	S-258388
VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT,

R.S.C. 1985, C. C-36

AND

IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, C. 57

AND

IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF

TILT HOLDINGS INC.

PETITIONER

ORDER MADE AFTER APPLICATION

(INITIAL ORDER)

BEFORE THE HONOURABLE	)	FRIDAY, THE 7TH DAY
)
JUSTICE WILSON	)	OF NOVEMBER, 2025
)

ON THE APPLICATION of the Petitioner coming on for hearing at Vancouver, British Columbia, on the 7th day of November, 2025 (the “Order Date”); AND ON HEARING H. Lance Williams and Ashley Bowron, counsel for the Petitioner, and those other counsel listed on Schedule “A” hereto; AND UPON READING the material filed, including the First Affidavit of Tim Conder sworn November 6, 2025 (the “First Conder Affidavit”), the First Affidavit of Susan Danielisz sworn November 6, 2025 (the “First Danielisz Affidavit”), and the consent of PricewaterhouseCoopers Inc., to act as monitor; AND UPON BEING ADVISED that the secured creditors who are likely to be affected by the charges created herein were given notice; AND pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985 c. C-36, as amended (the “CCAA”), the British Columbia Supreme Court Civil Rules and the inherent jurisdiction of this Court;

THIS COURT ORDERS AND DECLARES THAT:

SERVICE

1.The time for service of the Petition dated November 7, 2025 (the “Petition”), is abridged such that it is properly returnable today and service of the Petition, the First Conder Affidavit, and the First Danielisz Affidavit is hereby deemed good and sufficient.

JURISDICTION

2.The Petitioner is a company to which the CCAA applies.

SUBSEQUENT HEARING DATE

3.The hearing of the Petitioner’s application for an extension of the Stay Period (as defined in paragraph 11 of this Order) and for any ancillary relief shall be held at the Courthouse at 800 Smithe Street, Vancouver, British Columbia at 3:30 p.m. on the 17th day of November, 2025 or such other date as this Court may order.

PLAN OF ARRANGEMENT

4.The Petitioner shall have the authority to file and may, subject to further order of this Court, file with this Court a plan of compromise or arrangement (hereinafter referred to as the “Plan”).

POSSESSION OF PROPERTY AND OPERATIONS

5.Subject to this Order and any further Order of this Court, the Petitioner shall remain in possession and control of its current and future assets, undertakings and properties of every nature and kind whatsoever, and wherever situate including all proceeds thereof (the “Property”), and continue to carry on its business (the “Business”) in the ordinary course and in a manner consistent with the preservation of the Business and the Property. The Petitioner shall be authorized and empowered to continue to retain and employ the employees, consultants, agents, experts, accountants, counsel and such other persons (collectively, “Assistants”) currently retained or employed by it, with liberty to retain such further Assistants as it deems reasonably necessary or desirable in the ordinary course of business or for carrying out the terms of this Order.

6.The Petitioner shall be entitled, but not required, to pay the following expenses which may have been incurred prior to the Order Date:

(a)

all outstanding wages, salaries, employee and pension benefits (including long and short term disability payments), vacation pay and expenses (but excluding severance pay) payable before or after the Order Date, in each case incurred in the ordinary course of business and consistent with the relevant compensation policies and arrangements existing at the time incurred (collectively “Wages”); and

(b)

the fees and disbursements of any Assistants retained or employed by the Petitioner which are related to the Petitioner’s restructuring, at their standard rates and charges, including payment of the fees and disbursements of legal counsel retained by the Petitioner, whenever and wherever incurred, in respect of:

(i)	these proceedings or any other similar proceedings in other jurisdictions in which the Petitioner or any subsidiaries or affiliated companies of the Petitioner are domiciled;

(ii)	any litigation in which the Petitioner is named as a party or is otherwise involved, whether commenced before or after the Order Date; and

(iii)	any related corporate matters.

7.Except as otherwise provided herein, the Petitioner shall be entitled to pay all expenses reasonably incurred by the Petitioner in carrying on the Business in the ordinary course following the Order Date, and in carrying out the provisions of this Order, which expenses shall include, without limitation:

(a)

all expenses and capital expenditures reasonably incurred and which are necessary for the preservation of the Property or the Business including, without limitation, payments on account of insurance (including directors’ and officers’ insurance), maintenance and security services, provided that any capital expenditure exceeding $50,000 shall be approved by the Monitor;

(b)

all obligations incurred by the Petitioner after the Order Date, including without limitation, with respect to goods and services actually supplied to the Petitioner following the Order Date (including those under purchase orders outstanding at the Order Date but excluding any interest on the Petitioner’s obligations incurred prior to the Order Date); and

(c)	fees and disbursements of the kind referred to in paragraph 6(b) which may be incurred after the Order Date.

8.	The Petitioner is authorized to remit, in accordance with legal requirements, or pay:

(a)

any statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province thereof or any other taxation authority which are required to be deducted from Wages, including, without limitation, amounts in respect of (i) employment insurance, (ii) Canada Pension Plan, (iii) Quebec Pension Plan, and (iv) income taxes or any such claims which are to be paid pursuant to Section 6(3) of the CCAA;

(b)

all goods and services or other applicable sales taxes (collectively, “Sales Taxes”) required to be remitted by the Petitioner in connection with the sale of goods and services by the Petitioner, but only where such Sales Taxes accrue or are collected after the Order Date, or where such Sales Taxes accrued or were collected prior to the Order Date but not required to be remitted until on or after the Order Date; and

(c)

any amount payable to the Crown in right of Canada or of any Province thereof or any political subdivision thereof or any other taxation authority in respect of municipal property taxes, municipal business taxes or other taxes, assessments or levies of any nature or kind which are entitled at law to be paid in priority to claims of secured creditors .

9.	Except as specifically permitted herein, the Petitioner is hereby directed, until further Order of this Court:

(a)	to make no payments of principal, interest thereon or otherwise on account of amounts owing by the Petitioner to any of its creditors as of the Order Date except as authorized by this Order;

(b)	to make no payments in respect of any financing leases which create security interests;

(c)

to grant no security interests, trust, mortgages, liens, charges or encumbrances upon or in respect of any of its Property, nor become a guarantor or surety, nor otherwise become liable in any manner with respect to any other person or entity except as authorized by this Order;

(d)

to not grant credit except in the ordinary course of the Business only to its customers for goods and services actually supplied to those customers, provided such customers agree that there is no right of set-off in respect of amounts owing for such goods and services against any debt owing by the Petitioner to such customers as of the Order Date; and

(e)	to not incur liabilities except in the ordinary course of Business.

RESTRUCTURING

10.Subject to such requirements as are imposed by the CCAA and such covenants as may be contained in the Definitive Documents (as hereinafter defined), the Petitioner shall have the right to terminate the employment of such of its employees or temporarily lay off such of its employees as it deems appropriate to permit the Petitioner to proceed with an orderly restructuring of the Business (the “Restructuring”).

STAY OF PROCEEDINGS, RIGHTS AND REMEDIES

11.Until and including November 17, 2025, or such later date as this Court may order (the “Stay Period”), no action, suit or proceeding in any court or tribunal (each, a “Proceeding”) against or in respect of the Petitioner or the Monitor, or affecting the Business or the Property, shall be commenced or continued except with the written consent of the Petitioner and the Monitor or with leave of this Court, and any and all Proceedings currently under way against or in respect of the Petitioner or affecting the Business or the Property are hereby stayed and suspended pending further Order of this Court.

12.During the Stay Period, all rights and remedies of any individual, firm, corporation, governmental body or agency, or any other entities (all of the foregoing, collectively being “Persons” and each being a “Person”) against or in respect of the Petitioner or the Monitor, or affecting the Business or the Property, are hereby stayed and suspended except with the written consent of the Petitioner and the Monitor or leave of this Court.

13.Nothing in this Order, including paragraphs 11 and 12, shall: (i) empower the Petitioner to carry on any business which the Petitioner is not lawfully entitled to carry on; (ii) affect such investigations, actions, suits, or proceedings by a regulatory body as are permitted by Section 11.1 of the CCAA; (iii) prevent the filing of any registration to preserve or perfect a mortgage, charge or security interest (subject to the provisions of Section 39 of the CCAA relating to the priority of statutory Crown securities); or (iv) prevent the registration or filing of a lien or claim for lien or the commencement of a Proceeding to protect lien or other rights that might otherwise be barred or extinguished by the effluxion of time, provided that no further step shall be taken in respect of such lien, claim for lien or Proceeding except for service of the initiating documentation on the Petitioner.

NO INTERFERENCE WITH RIGHTS

14.During the Stay Period, no Person shall discontinue, fail to honour, alter, interfere with, repudiate, terminate or cease to perform any right, renewal right, contract, agreement, licence or permit in favour of or held by the Petitioner, except with the written consent of the Petitioner and the Monitor or leave of this Court.

CONTINUATION OF SERVICES

15.During the Stay Period, all Persons having oral or written agreements with the Petitioner or mandates under an enactment for the supply of goods and/or services, including without limitation all computer software, communication and other data services, centralized banking services, payroll services, insurance, transportation, services, utility or other services to the Business or the Petitioner, are hereby restrained until further Order of this Court from discontinuing, altering, interfering with, or terminating the supply of such goods or services as may be required by the Petitioner, and that the Petitioner shall be entitled to the continued use of its current premises, telephone numbers, facsimile numbers, internet addresses and domain names, provided in each case that the normal prices or charges for all such goods or services received after the Order Date are paid by the Petitioner in accordance with normal payment practices of the Petitioner or such other practices as may be agreed upon by the supplier or service provider and the Petitioner and the Monitor, or as may be ordered by this Court.

NON-DEROGATION OF RIGHTS

16.Notwithstanding any provision in this Order, no Person shall be prohibited from requiring immediate payment for goods, services, use of leased or licensed property, or other valuable consideration provided on or after the Order Date, nor shall any Person be under any obligation to advance or re-advance any monies or otherwise extend any credit to the Petitioner on or after the Order Date. Nothing in this Order shall derogate from the rights conferred and obligations imposed by the CCAA.

PROCEEDINGS AGAINST DIRECTORS AND OFFICERS

17.During the Stay Period, and except as permitted by subsection 11.03(2) of the CCAA, no Proceeding may be commenced or continued against the directors or officers of the Petitioner with respect to any claim against the directors or officers that arose before the date hereof and that relates to any obligations of the Petitioner whereby the directors or officers are alleged under any law to be liable in their capacity as directors or officers for the payment or performance of such obligations, until a compromise or arrangement in respect of the Petitioner, if one is filed, is sanctioned by this Court or is refused by the creditors of the Petitioner or this Court. Nothing in this Order, including in this paragraph, shall prevent the commencement of a Proceeding to preserve any claim against a director or officer of the Petitioner that might otherwise be barred or extinguished by the effluxion of time, provided that no further step shall be taken in respect of such Proceeding except for service of the initiating documentation on the applicable director or officer.

DIRECTORS AND OFFICERS INDEMNIFICATION

18.The Petitioner shall indemnify its directors and officers against obligations and liabilities that they may incur as directors or officers of the Petitioner after the commencement of the within proceedings, except to the extent that, with respect to any director or officer, the obligation or liability was incurred as a result of the director’s or officer’s gross negligence or wilful misconduct.

APPOINTMENT OF MONITOR

19.PricewaterhouseCoopers Inc. is hereby appointed pursuant to the CCAA as the “Monitor”, an officer of this Court, to monitor the business and financial affairs of the Petitioner with the powers and obligations set out in the CCAA or set forth herein, and that the Petitioner and its shareholders, officers, directors, and Assistants shall advise the Monitor of all material steps taken by the Petitioner pursuant to this Order, and shall co-operate fully with the Monitor in the exercise of its powers and discharge of its obligations and provide the Monitor with the assistance that is necessary to enable the Monitor to adequately carry out the Monitor’s functions.

20.The Monitor, in addition to its prescribed rights and obligations under the CCAA, is hereby directed and empowered to:

(a)	monitor the Petitioner’s receipts and disbursements;

(b)

report to this Court at such times and intervals as the Monitor may deem appropriate with respect to matters relating to the Property, the Business, and such other matters as may be relevant to the proceedings herein;

(c)	advise the Petitioner in the preparation of its cash flow statements, which information shall be reviewed with the Monitor;

(d)	advise the Petitioner in its development of the Plan and any amendments to the Plan;

(e)	assist the Petitioner, to the extent required by the Petitioner, with the holding and administering of creditors’ or shareholders’ meetings for voting on the Plan;

(f)

have full and complete access to the Property, including the premises, books, records, data, including data in electronic form, and other financial documents of the Petitioner, to the extent that is necessary to adequately assess the Petitioner’s business and financial affairs or to perform its duties arising under this Order;

(g)

be at liberty to engage independent legal counsel or such other persons as the Monitor deems necessary or advisable respecting the exercise of its powers and performance of its obligations under this Order; and

(h)	perform such other duties as are required by this Order or by this Court from time to time.

21.The Monitor shall not take possession of the Property and shall take no part whatsoever in the management or supervision of the management of the Business and shall not, by fulfilling its obligations hereunder, or by inadvertence in relation to the due exercise of powers or performance of duties under this Order, be deemed to have taken or maintained possession or control of the Business or Property, or any part thereof, and nothing in this Order shall be construed as resulting in the Monitor being an employer or a successor employer, within the meaning of any statute, regulation or rule of law or equity, for any purpose whatsoever.

22.Nothing herein contained shall require or allow the Monitor to occupy or to take control, care, charge, possession or management (separately and/or collectively, “Possession”) of any of the Property that might be environmentally contaminated, might be a pollutant or a contaminant, or might cause or contribute to a spill, discharge, release or deposit of a substance contrary to any federal, provincial or other law respecting the protection, conservation, enhancement, remediation or rehabilitation of the environment or relating to the disposal of waste or other contamination including, without limitation, the Canadian Environmental Protection Act, the Fisheries Act, the British Columbia Environmental Management Act, the British Columbia Fish Protection Act and regulations thereunder (the “Environmental Legislation”), provided however that nothing herein shall exempt the Monitor from any duty to report or make disclosure imposed by applicable Environmental Legislation. For greater certainty, the Monitor shall not, as a result of this Order or anything done in pursuance of the Monitor’s duties and powers under this Order, be deemed to be in Possession of any of the Property within the meaning of any Environmental Legislation, unless it is actually in possession.

23.The Monitor shall provide any creditor of the Petitioner with information provided by the Petitioner in response to reasonable requests for information made in writing by such creditor addressed to the Monitor. The Monitor shall not have any responsibility or liability with respect to the information disseminated by it pursuant to this paragraph. In the case of information that the Monitor has been advised by the Petitioner is confidential, the Monitor shall not provide such information to creditors unless otherwise directed by this Court or on such terms as the Monitor and the Petitioner may agree.

24.In addition to the rights and protections afforded the Monitor under the CCAA or as an officer of this Court, the Monitor shall incur no liability or obligation as a result of its appointment or the carrying out of the provisions of this Order, save and except for any gross negligence or wilful misconduct on its part. Nothing in this Order shall derogate from the rights and protections afforded the Monitor by the CCAA or any applicable legislation.

ADMINISTRATION FEES

25.The Monitor, counsel to the Monitor, if any, and counsel to the Petitioner shall be paid their reasonable fees and disbursements, in each case at their standard rates and charges, by the Petitioner as part of the cost of these proceedings. The Petitioner is hereby authorized and directed to pay the accounts of the Monitor, counsel to the Monitor, and counsel to the Petitioner on a periodic basis and, in addition, the Petitioner is hereby authorized to pay to the Monitor, counsel to the Monitor, and counsel to the Petitioner, retainers in the amounts of $50,000, $15,000, and $125,000 respectively to be held by them as security for payment of their respective fees and disbursements outstanding from time to time.

26.The Monitor and its legal counsel shall pass their accounts from time to time, and for this purpose the accounts of the Monitor and its legal counsel are hereby referred to a judge of the British Columbia Supreme Court who may determine the manner in which such accounts are to be passed, including by hearing the matter on a summary basis or referring the matter to a Registrar of this Court.

RELIEF FROM REPORTING AND FILING OBLIGATIONS

27.The decision by the Petitioner to incur no further expenses in relation to any filings (including financial statements), disclosures, core or non-core documents, restatements, amendments to existing filings, press releases or any other actions (collectively, the “Securities Filings”) that may be required by any federal, provincial or other law respecting securities or capital markets in Canada, or by the rules and regulations of a stock exchange, including, without limitation, the Securities Act (British Columbia and comparable statutes enacted by other provinces of Canada, and any rules, regulations and policies of the Cboe Canada Exchange (collectively, the “Securities Provisions”), is hereby authorized, provided that nothing in this paragraph shall prohibit any securities regulator or stock exchange from taking any action or exercising any discretion that it may have of a nature described in section 11.1(2) of the CCAA as a consequence of the Petitioner failing to make any Securities Filings required by the Securities Provisions.

28.None of the directors, officers, employees, and other representatives of the Petitioner nor the Monitor shall have any personal liability for any failure by the Petitioner to make any Securities Filings required by the Securities Provisions.

SERVICE AND NOTICE

29.The Monitor shall (i) without delay, publish in the Toronto Star a notice containing the information prescribed under the CCAA, (ii) within five days after Order Date, (A) make this Order publicly available in the manner prescribed under the CCAA, (B) send, in the prescribed manner, a notice to every known creditor who has a claim against the Petitioner of more than $1000, and (C) prepare a list showing the names and addresses of those creditors and the estimated amounts of those claims, and make it publicly available in the prescribed manner, all in accordance with Section 23(1)(a) of the CCAA and the regulations made thereunder.

30.The Petitioner and the Monitor are at liberty to serve this Order, any other materials and orders in these proceedings, any notices or other correspondence, by forwarding true copies thereof by prepaid ordinary mail, courier, personal delivery, or electronic transmission to the Petitioner’s creditors or other interested parties at their respective addresses as last shown on the records of the Petitioner and that any such service or notice by courier, personal delivery or electronic transmission shall be deemed to be received on the next business day following the date of forwarding thereof, or if sent by ordinary mail, on the third business day after mailing .

31.Any Person that wishes to be served with any application and other materials in these proceedings must deliver to the Monitor by way of ordinary mail, courier, personal delivery or electronic transmission a request to be added to a service list (the “Service List”) to be maintained by the Monitor. The Monitor shall post and maintain an up to date form of the Service List on its website at: https://www.pwc.com/ca/tilt

32.Any party to these proceedings may serve any court materials in these proceedings by emailing a PDF or other electronic copy of such materials to counsels’ email addresses as recorded on the Service List from time to time, and the Monitor shall post a copy of all prescribed materials on its website at: https://www.pwc.com/ca/tilt

33.Notwithstanding paragraphs 30 and 32 of this Order, service of the Petition, the Notice of Hearing of Petition, any affidavits filed in support of the Petition and this Order shall be made on the Federal and British Columbia Crowns in accordance with the Crown Liability and

Proceedings Act, R.S.C. 1985, c. C-50, and regulations thereto, in respect of the Federal Crown, and the Crown Proceeding Act, R.S.B.C. 1996, c. 89, in respect of the British Columbia Crown.

GENERAL

34.The Petitioner or the Monitor may from time to time apply to this Court for directions in the discharge of its powers and duties hereunder.

35.Nothing in this Order shall prevent the Monitor from acting as an interim receiver, a receiver, a receiver and manager, or a trustee in bankruptcy of the Petitioner, the Business or the Property.

36.Each of the Petitioner and the Monitor be at liberty and is hereby authorized and empowered to apply to any court, tribunal, regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order and the Monitor is authorized and empowered to act as a representative in respect of the within proceedings for the purpose of having these proceedings recognized in a jurisdiction outside Canada, including acting as a foreign representative of the Petitioner to apply to the United States Bankruptcy Court for relief pursuant to Chapter 15 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended.

37.The Petitioner may (subject to the provisions of the CCAA and the BIA) at any time file a voluntary assignment in bankruptcy or a proposal pursuant to the commercial reorganization provisions of the BIA if and when the Petitioner determines that such a filing is appropriate.

38.The Petitioner is hereby at liberty to apply for such further interim or interlocutory relief as it deems advisable within the time limited for Persons to file and serve Responses to the Petition.

39.Leave is hereby granted to hear any application in these proceedings on two (2) clear days’ notice after delivery to all parties on the Service List of such Notice of Application and all affidavits in support, subject to the Court in its discretion further abridging or extending the time for service.

40.Any interested party (including the Petitioner and the Monitor) may apply to this Court to vary or amend this Order on not less than seven (7) days’ notice to all parties on the Service

List and to any other party or parties likely to be affected by the order sought or upon such other notice, if any, as this Court may order.

41.Endorsement of this Order by counsel appearing on this application is hereby dispensed with.

42.This Order and all of its provisions are effective as of 12:01 a.m. local Vancouver time on the Order Date.

THIS COURT REQUESTS the aid and recognition of other Canadian and foreign Courts, tribunal, regulatory or administrative bodies, including any Court or administrative tribunal of any federal or State Court or administrative body in the United States of America, to act in aid of and to be complementary to this Court in carrying out the terms of this Order where required. All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Petitioner and to the Monitor, as an officer of this Court, as may be necessary or desirable to give effect to this Order, to grant representative status to the Monitor in any foreign proceeding, or to assist the Petitioner and the Monitor and their respective agents in carrying out the terms of this Order.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of Lawyer for the Petitioner
McCarthy Tétrault LLP
(H. Lance Williams and Ashley Bowron)

BY THE COURT

REGISTRAR

SCHEDULE “A”

LIST OF COUNSEL

Counsel Name	Party Represented
Tevia Jeffries	PricewaterhouseCoopers Inc. (Monitor)
Mishaal Gill	Junior Secured Noteholders